Exhibit 99.2

MANAGEMENT CONSULTING SERVICES AGREEMENT

THIS MANAGEMENT CONSULTING SERVICES AGREEMENT (the “Agreement”), dated as of January 1, 2021 by and between VERO HEALTH MANAGEMENT, LLC, a Delaware limited liability company (“Consultant”), and TARA OPERATOR LLC, a Georgia limited liability company (“Operator”) provides as follows:

1.	RECITALS
1.1

Operator is the lessee of a skilled nursing facility known as “Thunderbolt Transitional Care & Rehabilitation,” located at 3223 Falligant Avenue, Thunderbolt, Georgia, and having one hundred thirty four (134) nursing facility beds; and

1.2	Operator desires to contract for management consulting services for the facility; and
1.3	Consultant desires to be engaged by Operator to provide such services.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Operator hereby engages Consultant to provide management consulting services at the Facility (as defined below), and Consultant hereby accepts such engagement and agrees to render such services, all as set forth herein.

2.	DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the capitalized terms used in this Agreement have the meanings assigned to them herein and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles, (c) all references in this Agreement to designated “Paragraphs,” “Sections” and other subdivisions are to the designated Paragraphs, Sections and other subdivisions of this Agreement, and (d) the words “herein,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Paragraph, Section or other subdivision.

2.1	Adjusted Gross Revenues. All revenues from any source derived from the operation of the Facility, calculated on an accrual basis, less any contractual allowances.
2.2	Business Day. Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks are authorized or obligated by law or executive order to close.
2.3	Commencement Date. The date specified in Section 6, Term of Agreement, of this Agreement.
2.4

Facility. The Facility consists of a skilled nursing facility known as “Thunderbolt Transitional Care & Rehabilitation,” located at 3223 Falligant Avenue, Thunderbolt, Georgia, and having one hundred thirty four (134) nursing facility beds.

2.5	Facility Operating Costs. All costs of operating the Facility.

2.6	Landlord. Landlord shall mean Spring Valley, LLC, a Georgia limited liability company.
2.7

Legal Requirements. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Facility or the use thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all leases, covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Consultant at any time in force affecting the Facility.

2.8	Management Fee(s). Compensation payable to the Consultant pursuant to Section 9 of this Agreement.
2.9	State. The state of Georgia.
3.	OBLIGATIONS OF CONSULTANT
3.1	Management Consulting Services. Consultant shall provide the following management consulting services in connection with the operation of the Facility beginning on the Commencement Date.
3.1.1

Personnel. All personnel necessary for the operation of the Facility shall be employees of the Operator or independent contractors of the Operator. Consultant’s employees in providing services hereunder shall be the borrowed servants of the Operator and subject to its direction and control through the approval rights of Operator. Consistent with the Budget and subject to Operator’s approval rights, Consultant shall recommend and implement such salary levels, personnel policies/procedures and employee benefits. Consultant shall periodically review the Facility’s compliance with personnel policies/procedures.

3.1.2

Care-Related Consultants. The Consultant shall identify care-related consultants including nurse supervisors, dietitians, occupational health nurses, rehabilitation therapists, physician/medical director, activities professionals, social workers and religious ministers to be available as needed at the Facility. In no case shall any care-related consultant be engaged unless Consultant and Administrator (as defined below) have concurred that such is necessary for the provision of quality resident care at the Facility and the same are consistent with the Budget or are approved by Operator.

3.1.3

Certification, Licensure, Reimbursement, Legal Requirements. Consultant shall provide the Administrator with reasonable assistance in preparing and implementing all policies and procedures necessary to retain (a) certification of the Facility, or any relevant part thereof, as a provider of services under Titles XVIII (Medicare) and XIX (Medicaid) of the Social Security Act and (b) state licensure of the Facility, or any part thereof, as appropriate under all applicable laws. Consultant shall advise the Administrator on all reasonable actions necessary to keep the Facility fully licensed by the state and duly certified and accredited by applicable agencies and bodies as appropriate and necessary.

3.1.4

Operational Policies. Consultant shall review all Facility operational policies and procedures and shall recommend modifications and implementation procedures to Operator in order that the Facility substantially complies with all Legal Requirements and to promote the provision of quality resident care at the Facility to then-current industry standards.

3.1.5

Periodic Reviews and Reports. Consultant shall periodically review all resident care and Facility policies and procedures used at the Facility to determine if they reasonably conform to then-current industry standards. Consultant shall prepare updates to such policies and procedures and provide same to Operator for approval. Consultant shall assist Operator in implementing such policies and procedures.

3.1.6

Regulatory Communications. Immediately upon receipt, Operator shall deliver to Consultant copies of all communications received from any regulatory agency that could have a material impact on the licensure, certification, or financial performance of the Facility. Upon request of Operator, Consultant shall prepare drafts of appropriate and required responses and submit such responses for approval to Operator. Operator shall be responsible for submitting such responses to the applicable regulatory agency.

3.1.7

Public Information. Consistent with the Budget and subject to Operator’s approval, Consultant shall arrange for the preparation and distribution of all marketing material, media releases and other public information regarding the Facility.

3.1.8

Budget Preparation and Approval. The Budget shall include capital expenditure budgets, operating budgets and cash flow projections. Consultant shall prepare in conjunction with the Administrator and provide to Operator budgets and cash flow projections covering the succeeding twelve (12) months not later than forty-five (45) days prior to the commencement of each fiscal year of Operator. Operator shall review and, in Operator’s discretion, amend the budget and provide written approval of such budget, as may be amended by Operator, within thirty (30) days after Operator receives the budgets from Consultant. No budget shall be final until approved by Operator or until thirty (30) days has elapsed following submission of the budget to Operator.

3.1.9

Bookkeeping and Accounting. On or before the twentieth (20th) day of each calendar month of the Term, Consultant shall prepare and deliver to Operator (and other parties as designated by Operator), monthly and cumulative financial statements together with such supporting information as Operator may reasonably request for the preceding calendar month. The first such report shall be due on the thirtieth (30th) day of the first full calendar month after the Commencement Date. Consultant shall establish and implement bookkeeping and accounting procedures necessary for the preparation of proper financial records, in accordance with the operating, capital and cash flow management programs developed by Consultant, which financial records shall conform to Generally Accepted Accounting Principles and applicable reimbursement rules and regulations. Consultant shall cooperate with and assist in the preparation of cost reports, audits and tax returns. Consultant may engage an accounting firm on Operator’s behalf, and subject to Operator’s approval which shall not be unreasonably withheld or delayed, for the preparation of tax returns, certified financial statements, cost reports and reimbursement consulting. Consultant, at Operator’s election, may internally prepare cost reports for an additional fee; in such event, the cost reports shall be reviewed and approved by such approved accounting firm.

3.1.10

Billing and Third-Party Reimbursement. Consultant, as agent for Operator, shall oversee the billing for goods and services provided by the Operator’s employees at the Facility. Consultant shall establish and implement an accounts receivables monitoring and collections program, consistent with Legal Requirements. Consultant shall oversee the general administration of the billing and collection process to the extent allowed by law but billing and collection functions shall be performed primarily by employees of Operator based upon assignments made by Consultant and Operator shall be solely responsible for all actions taken by its employees with respect to billing and collections and otherwise.

3.1.11

Resident Trust Accounts. Consultant shall audit on a quarterly basis compliance with all Legal Requirements respecting the handling of resident trust accounts and any tenant security deposits. Resident trust accounts shall be administered by employees of Operator.

3.1.12

Bank Accounts. Operator shall establish all necessary banking accounts (Accounts”) and shall control all disbursements from such accounts. Operator shall establish procedures so that disbursement requests are processed and authorized on a timely basis. All Facility Operating Costs, other than petty cash disbursements under One Hundred Dollars ($100), shall be paid by check with Operator’s funds. Consultant may request that Operator deposit additional working capital funds into Facility operating accounts as necessary to cover the Facility’s operator needs and Operator shall provide the necessary funds promptly.

3.1.13	Excess Cash Management. Operator shall be responsible for excess cash management. Excess cash not required for the operation of the Facility shall be deposited in a bank account selected by Operator.
3.1.14

Facility Charges. Consultant shall, with Operator’s approval and consistent with all Legal Requirements, review and establish for the Facility schedules of recommended charges, including any and all special charges, for services rendered to residents of the Facility.

3.1.15

Audit of Financial Statements. Consultant will recommend an independent accounting firm to be engaged by Operator for performing an audit of Operator’s financial statements and preparation of Operator’s annual tax returns with respect to Facility operations. Consultant shall provide reasonable assistance to the firm so engaged. The fees of such firm shall be paid directly by Operator.

3.1.16

Administrative and Legal Matters. Consultant shall cooperate fully with and provide reasonable support to Operator’s legal counsel, and coordinate all administrative and legal matters related to the operation of the Facility, unless otherwise directed by Operator and except as related to disputes concerning this Agreement or services provided by Consultant to Operator.

3.1.17	Confidentiality of Facility Records. Consultant shall maintain the confidentiality of all files and records of the Facility, disclosing the same only as required by law or as directed by Operator.

3.1.18

Improvements and Development Oversight. Consultant shall oversee all budgeted major capital expenditure repairs. Consultant shall, at the request of Operator, arrange a physical inspection of the Facility and obtain a written report thereon which shall be furnished to Operator along with recommended improvements and estimated costs of repair, replacement or modification. Consultant shall advise, or request Operator’s auditor or attorney to advise, Operator regarding the anticipated third-party reimbursement treatment of such recommended expenditures.

3.1.19

Maintenance and Repairs. Consultant shall review Operator’s employees’ day-to-day maintenance of the Facility and its grounds and shall arrange, in conjunction with the Administrator, all repairs, replacements and maintenance authorized under this Agreement.

3.1.20

Insurance Program Coordination. Consultant shall assist Operator in obtaining the following insurance coverages for the Facility in amounts as set forth in this Agreement or as directed or approved by the Operator. They are:

Directors and Officers Insurance

Casualty/Property Insurance

Comprehensive General Liability Insurance

Workers’ Compensation Insurance

Employee Benefit Coverages

Dishonesty Policies or Surety Bonds for Fiduciaries

Business Interruption Insurance

3.1.21

Supplies and Equipment. Consistent with budgets approved by Operator, Consultant shall implement and coordinate the Facility’s purchase of supplies and non-capital equipment as necessary and appropriate for the operation of the Facility in a cost effective basis, including group purchasing of such in conjunction with other facilities affiliated with Consultant. To the extent available, and subject to applicable law, Consultant will arrange for Operator to participate in Consultant’s purchasing agreements. Any purchasing agreement that will obligate Operator beyond the Term, and any purchase or lease of capital equipment, shall be subject to approval of Operator. Consultant shall fully disclose to Operator any interest of Consultant, or any affiliate thereof, in any vendor from which any purchase is made. Consultant shall also disclose to Operator any financial arrangement with a vendor that benefits Consultant or any affiliate thereof. Consultant shall not enter into any transaction or contract with any such vendor without Operator’s approval.

3.1.22

Contracts. Consultant shall review all contracts related to the Facility as requested by Administrator unless otherwise directed by the Operator and may consult with counsel for Operator, when deemed reasonably necessary by Consultant and Administrator, prior to contract execution. Consultant’s review shall be limited to business issue and not legal matters.

3.1.23

Authority. Consultant shall have the responsibility and authority to perform on behalf of Operator the services it is obligated to perform as set forth herein. Except for exigent circumstances involving an immediate threat to resident health or safety, the Consultant shall not, without Operator’s specific approval, commit Operator to make any single expenditure, not otherwise provided for in a budget approved by Operator in writing, of more than Ten Thousand Dollars ($10,000), or series of related expenditures that will in aggregate exceed Twenty Thousand Dollars ($10,000). If such approval is requested, it shall not be unreasonably withheld or delayed by Operator. Notwithstanding anything herein to the contrary, Operator shall have all power and authority mandated by Legal Requirements to be possessed by Operator in its capacity as the licensed operator of the Facility and Consultant shall be subservient to such authority.

3.1.24

Compliance with Legal Requirements. In performing services under this Agreement, Consultant shall use its best efforts to maintain Medicare, Medicaid and all other third-party reimbursement arrangements should Operator elect to participate in said programs, and any accreditation, certification, license and approval of the Facility. The Consultant shall use its best efforts to comply with all applicable Legal Requirements. Neither this provision nor any other provision of this Agreement requiring Consultant to use its best efforts shall be construed to require Consultant to expend more than a nominal amount of its own funds or to advance funds to Operator.

4.	PROPRIETARY INTEREST

The systems, methods, procedures and controls employed by Consultant remain the property of Consultant and shall not, at any time, be used, distributed, copied or otherwise employed or acquired by Operator, except as authorized by Consultant. Upon termination of this Agreement, Operator shall be entitled to all information relating to bank accounts, resident accounts, cost reports, surveys, employee files and incident files; however, general operational materials, forms, accounting manuals, budget tracking systems methods, procedures and controls employed by Consultant which are proprietary to Consultant shall remain the property of Consultant and shall be removed from the Facility upon termination of this Agreement. Notwithstanding any of the foregoing, all systems, documents, programs, software or other materials, the acquisition or development cost of which was borne by Operator or treated as a Facility Operating Cost, shall be and remain the sole and exclusive property of Operator, and Operator shall have access to all such materials to the extent necessary in order for it to comply with applicable Legal Requirements. In addition, provided Operator has paid all amounts currently due to Consultant under the terms of this Agreement as of the date of termination, Consultant shall make available to Operator for use only at the Facility for One Hundred Eighty (180) days after termination hereof, all licensure manuals, employee handbooks or similar materials, even where such materials are proprietary to Consultant.

5.	AUTHORITY, DUTIES AND RESPONSIBILITIES OF OPERATOR
5.1

Authority. Operator shall employ and provide an on-site, full time Administrator (the “Administrator” to provide oversight for the Facility. The Administrator shall be responsible for the functional operation of the Facility and execution on a day-to-day basis of policies governing the operation of the Facility subject to the advice and assistance of Consultant. Operator shall retain all authority to direct the operations of the Facility.

5.2

Operator’s Approval and Disapproval. Operator shall promptly approve or provide itemized disapproval of all budgets, financial data and other matters required to be submitted by Consultant to Operator pursuant to this Agreement. If Operator has not responded to a request for approval within such period as is stated herein or, if no period is indicated, within ten (10) Business Days, or as may be otherwise agreed upon by the parties, its failure to respond shall constitute Operator’s approval as requested.

5.3	Access to the Facility. Operator shall, during the Term, give Consultant complete access to the Facility, its records, offices and Facility, in order that it may carry out its duties hereunder.
5.4

Liability for Facility Operating Costs. Operator shall be liable for all Facility Operating Costs. To the extent required to provide funds to pay Facility Operating Costs, funds described in Section 3.1.12 of this Agreement shall be drawn on first unless Operator otherwise directs; if additional funds are required, Operator shall deposit funds in the Accounts adequate for such purpose as described in Section 3.1.12. Consultant shall not be obligated to advance any funds for Facility Operating Costs.

5.5

Insurance. Operator shall maintain at Operator’s sole cost and expense insurance covering all risks normally insured by similar Facilities, including professional liability in the amount of at least One Million Dollars ($1,000,000) combined single limit, at least Three Million Dollars ($3,000,000) annual aggregate, and statutorily required coverages, including workers’ compensation with respect to employees of the Facility other than Consultant’s employees. All liability policies shall name Consultant as an additional insured and, to the extent such is obtainable, shall provide that they shall not be cancelable except on thirty (30) days prior notice to Consultant. Operator shall provide to Consultant annually copies of Certificates of Insurance for Consultant’s review.

5.6

Operator’s Cooperation. Operator shall fully cooperate with Consultant to: (1) obtain and maintain any license, Medicare and Medicaid certification and accreditations that are necessary or appropriate for operation of the Facility; (2) develop operating budgets for the Facility; (3) develop fee, rate and charge schedules for the Facility; (4) develop and implement operating and employment procedures for the Facility; and (5) obtain all necessary repairs, renewals, replacements and additions to the Facility.

5.7

Fines and Penalties. All fines, civil monetary penalties or late filing penalties, including without limitation, any civil monetary penalties imposed pursuant to 42 U.S.C. § 1396r(h) or § 1395i-3(h), shall be the responsibility of Operator.

5.8

Development of Performance Criteria. Operator and Consultant shall jointly develop mutually acceptable, objective criteria to assess the Facility’s performance. Such criteria may include without limitation Facility occupancy levels, state and federal survey compliance, resident complaints, and quality assurance performance.

5.9

Computer Software and Systems Charges. Operator will be responsible for the costs of computer systems and software located at the Facility. To the extent Consultant incurs expenses relating to maintenance of computer systems and software located at the Facility or at Consultant’s offices, Consultant will charge Operator a fee that will adequately reimburse it for the direct costs thereof.

5.10

Reimbursement of Consultant’s Travel Expenses. Operator recognizes that Consultant will incur travel expense including airfare, meals, car rental and lodging in fulfilling its obligations under this agreement. Operator shall reimburse up to $5,000.00 per month of Consultant’s Travel expenses incurred while performing its duties under this agreement.

5.11

Payment of Management Fees, Reimbursement for Expenses and Payment of Charges. Operator shall timely pay Consultant the Management Fees. Operator shall (i) reimburse the Consultant on a monthly basis in arrears, for all Consultant advances which are Operator’s responsibility under this Agreement provided that Consultant shall not advance funds or otherwise pay for expenses greater than $12,500 without the written consent of Operator, and (ii) pay Consultant the Management Fee pursuant to the terms of Section 9.1. All charges and expenses other than Management Fees, which are due at the beginning of each month, are due within thirty (30) days of invoice date. If Management Fees under this Agreement remain unpaid for thirty (30) days beyond the due date, all obligations of the Consultant to perform under this Agreement shall cease and shall not resume until all obligations are paid in full.

6.	TERM AND TERMINATION OF AGREEMENT
6.1	Term. The Term of this Agreement shall commence on January 1, 2021 (the “Commencement Date”).
6.2	Termination Without Cause. Subject to Section 6.3 and 6.4 below, this Agreement shall terminate thirty (30) days after either party gives written notice of termination to the other party.
6.3

Termination Due to Default. If either party desires to terminate this Agreement for a material breach or default of this Agreement, the party desiring to terminate the Agreement shall provide ten (10) days prior notice to the Landlord of such intent to terminate for default.

6.4

Termination Due to Insufficient Working Capital. Consultant may terminate this Agreement, and cease providing all services hereunder, at any time if it provides written notice to Operator that the Facility lacks sufficient working capital to meet its ordinary operating expenses and Operator fails to cure such working capital insufficiency within fifteen (15) days of written notice thereof.

6.5

Operator’s Outstanding Obligations to Consultant. Notwithstanding the foregoing, Operator’s obligation to pay fees or reimbursements due to the Consultant under the terms of this Agreement shall survive termination of the Agreement.

7.	PRE-TERMINATION COSTS

In the event of termination by either party due to any cause, the Operator shall pay all unpaid invoices for goods and services properly incurred by the Consultant on Operator’s behalf prior to such termination pursuant to this Agreement and shall assume, as of the date of termination, responsibility for all financial obligations properly incurred by the Consultant pursuant to this Agreement, including fees and expenses incurred performing obligations under this Agreement, including travel expenses. This shall include payment of balances on leases entered into on behalf of Operator for equipment, including without limitation computer hardware and software. In addition, the Consultant shall be entitled to its Management Fee earned through the effective date of termination.

8.	PREVENTION OF PERFORMANCE

No party shall be liable to the other for any delay or damage or any failure to act (other than payment of money) by reason of federal or state laws or the rules, regulations or orders of any public body or official purporting to exercise authority or control respecting the operations covered hereby, or as a result of strikes, action of the elements, acts of God or other causes reasonably beyond the control of the parties, and delay as a result of the above causes shall not be deemed to be a breach of or failure to perform under this Agreement.

9.	MANAGEMENT FEE

The Management Fee payable to Consultant hereunder shall be as follows:

9.1	Management Fee. Operator shall pay to Consultant a monthly fee equal to five percent (5%) of the Adjusted Gross Revenues of the Facility.
9.2

Payment. The Management Fee shall be payable monthly in advance on or before the first (1st) day of each calendar month for which payment is made. The Management Fee shall be estimated by Consultant based on the reasonably estimated amount of Adjusted Gross Revenues of the Facility for the month for which payment is to be made. Within thirty (30) days after the end of each month, Consultant shall pay to Operator the excess, if any, of the Management Fees collected for such month over the amount due based on the actual revenue of the Facility for such month and, conversely, the excess of the amount due based on the actual operating revenues for such month over the Management Fees paid in advance for such month shall be paid by Operator to Consultant.

9.3

Minimum Fee. Subject to Section 6.4 hereof, in the event this Agreement is terminated by Operator effective prior to first anniversary of the Commencement Date for any reason other than for “cause,” Consultant shall be entitled to receive three (3) times the most recent monthly Management Fee set forth herein payable by Operator on the date of termination.

10.	NOTICES

All notices required or permitted hereunder shall be given in writing by actual delivery or by certified mail, return receipt requested, postage prepaid. Notice shall be deemed given upon delivery, or if given by mail, three business days after being mailed or upon receipt, whichever is earlier. Notice shall be given by delivering or mailing such notice to each of the persons named below at the following addresses or to such other persons or addresses as a party shall designate in writing.

If to Consultant:	VERO HEALTH MANAGEMENT, LLC
10500 Little Patuxent Parkway, Suite 300
Columbia, Maryland 21044
Attn: Chief Financial Officer

If to Operator:

11.	RELATIONSHIP OF PARTIES
11.1

Consultant’s appointment and actions hereunder are in the status of an independent contractor. Operator and Consultant acknowledge and agree that neither is the employee or the employer of the other, and that they are not partners or joint venturers. Nothing in this Agreement shall be construed as a lease between Operator and Consultant.

11.2

Nothing in this Agreement shall be construed as prohibiting Consultant from acquiring, operating, or managing other facilities, including other long-term care and senior housing facilities, even though such other facilities may be considered to be in competition with the Facility or with other facilities of the Operator and Operator shall have no rights in such other facilities or the income or profits derived therefrom. Nothing in this Agreement shall be construed as prohibiting Operator from engaging others to manage any of the Operator’s other facilities and the Consultant shall have no rights under this Agreement in such other facilities of the Operator or the income or profits therefrom. Accordingly, this is not exclusive agreement on the part of either party.

12.	ENTIRE AGREEMENT

Each party hereby warrants and represents to the other that prior to the execution of this Agreement such party (1) has fully informed itself as to the terms, contents, provisions and effects of this Agreement, (2) has had the benefit of the advice of an attorney and such other consultants deemed appropriate by such party, and (3) has neither made nor accepted any promise of representation of any kind, whether written or oral, that is to form a basis of this Agreement, except as is expressly stated herein. This Agreement by the parties will constitute, exclusively and entirely, the agreement among the parties with regard to subject hereof. All prior representations or agreements, written or oral, between or on behalf of the parties hereto are merged herein and superseded hereby. The parties may not alter, amend or modify this Agreement without Landlord’s prior written consent.

13.	AUDITS
13.1

Operator shall be entitled to audit records of Consultant pertaining to the Facility, which shall include without limitation accounting records, written accounting policies and procedures, subcontract files (including proposals of successful and unsuccessful bidders), original estimates, estimating worksheets, correspondence, change order files (including documentation covering negotiated settlements), and any other supporting evidence deemed necessary by the auditor to substantiate charges for services provided by or through Consultant under this Agreement, including, but not limited to, reimbursement for expenses (all the foregoing hereinafter referred to as “Facility Records”). Facility Records shall be open to inspection and subject to audit and/or reproduction, during normal working hours, by Operator’s agent and/or appropriate federal agencies or their duly authorized representatives to the extent necessary to permit adequate evaluation and verification of any invoices, payments or claims submitted by Consultant.

13.2

For the purpose of such audits, inspections, examinations and evaluations, Operator’s agent or authorized representative shall have access to all Facility Records from the Commencement Date, for the Term, and until seven (7) years after date of final payment by Operator to Consultant pursuant to this Agreement; or in lieu of the same, Consultant may deliver all Facility Records to Operator upon termination of this Agreement or thereafter.

13.3

Operator’s agent shall have access to all necessary records, and shall be provided adequate and appropriate work space, in order to conduct audits in compliance with this Section 13. Operator shall give Consultant reasonable advance notice of intended audits.

13.4

This provision shall only be effective if this Agreement or if any services provided under this Agreement is subject to regulations promulgated by the Centers for Medicare and Medicaid Services, 42 C.F.R. §§ 420.300-420.304, implementing 42 U.S.C. § 1395x(v)(1)(I). Consultant agrees, until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, to make available, upon request, to the Secretary of the Department of Health and Human Services, the Commonwealth of Virginia or any of their duly authorized representatives, this Agreement and the books, documents and records of Consultant that are necessary to verify the nature and extent of the cost of such services, in accordance with the requirements and procedures set forth in 42 C.F.R. §§ 420.300-420.304. If Consultant carries out any of its duties hereunder through a subcontract with a related organization as defined in 42 C.F.R. § 420.301 having a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the Secretary or to the Commonwealth of Virginia, or any of their duly authorized representatives, the subcontract and the books, documents and records of such organization that are necessary to verify the nature and extent of the cost of such services, in accordance with the requirements and procedures set forth in 42 C.F.R. §§ 420.300-420.304.

14.	ATTORNEYS’ FEES, COSTS OF LEGAL ACTION

In the event a party to this Agreement resorts to legal action against the other to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover the expenses and costs of such action, including without limitation, all litigation costs, expert witness fees and reasonable attorneys’ fees incurred in connection therewith.

15.	INDEMNIFICATION

The Consultant does not hereby assume any of the obligations, liabilities or debts of the Operator and shall not, by virtue of its performance hereunder, assume or become liable for any of such obligations, debts or liabilities. The Operator hereby agrees to indemnify, defend and hold the Consultant, its officers, directors, members, employees, and agents harmless from and against any and all claims, demands, actions, liabilities, expenses or losses of any nature whatsoever, including without limitation litigation costs, expert witness fees and reasonable attorney’s fees, asserted against or incurred by the Consultant on account of the acts or omissions of Consultant in connection with the performance of its duties hereunder or any of the obligations, acts, liabilities or debts of the Operator not assumed hereunder by the Consultant, unless such are due to the gross negligence of Consultant. The Operator further hereby agrees to indemnify, defend and hold harmless the Consultant and its officers, directors, members, employees and agents from and against any and all claims, demands, actions, liabilities, expenses or losses of any kind, incurred on account of, or arising out of actions taken in good faith by the Consultant or its officers, directors, employees and agents, which the Consultant or such person or persons reasonably believed to be within the scope of its or their responsibilities under this Agreement, unless such are due to the gross negligence of Consultant. The provisions of this Section 15 shall survive termination or expiration of this Agreement.

The Operator does not hereby assume any of the obligations, liabilities or debts of the Consultant, except as otherwise specifically provided herein, and shall not, by virtue of its performance hereunder, assume or become liable for any of such obligations, debts or liabilities. The Consultant hereby agrees to indemnify, defend and hold the Operator harmless from and against any and all claims, demands, actions, liabilities, expenses or losses of any nature whatsoever, including reasonable attorney’s fees, asserted against or incurred by the Operator on account of any of the obligations, acts, liabilities or debts of the Consultant not assumed or indemnified hereunder by the Operator.

16.	MISCELLANEOUS
16.1

Waiver/Breach. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of a subsequent breach of the same, or a breach or subsequent breach of any other, term or condition.

16.2

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

16.3

Further Assurances. Each party shall promptly and duly execute and deliver to the other such further documents and assurances and take such actions as such party may reasonably request in order to more fully carry out the intent and purposes of this Agreement.

16.4	Time of Essence. Time is of the essence in this Agreement and in the observance of each and every covenant and obligation made and created hereby.
16.5	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts together shall constitute but one and the same instrument.
16.6

Authorization. Each party represents to the other with respect to itself that the execution and performance of this Agreement have been duly authorized by all necessary laws, resolutions, corporate and other action, and this Agreement constitutes the valid and enforceable obligations of the parties in accordance with its terms.

16.7	Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms herein.
16.8	Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.
16.9	Facsimile Signatures. For purposes of this Agreement, a telecopied or facsimile document and signature shall be deemed as and serve as an original document and signature.
17.	ASSIGNMENT
17.1	Assignment Generally. The parties shall not have the right to assign its rights and obligations under this Agreement without the prior written consent of the other party.

[Signature Page to Follow]

[Signature Page to Management Consulting Services Agreement]

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

CONSULTANT

VERO HEALTH MANAGEMENT, LLC

By:
James Offutt
Its:	Chief Financial Officer

OPERATOR

TARA OPERATOR LLC

By

Brent Morrison
Its:	Chief Executive Officer